Exhibit 99.1.1
CONTACTS:
Brian Turcotte
Investor Relations
561-438-3657
brian.turcotte@officedepot.com
Brian Levine
Public Relations
561-438-2895
brian.levine@officedepot.com
OFFICE DEPOT ANNOUNCES SECOND QUARTER RESULTS
Delray Beach, Fla., July 30, 2008 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced results for the fiscal period ending June 28, 2008.
SECOND QUARTER RESULTS 1
Total Company sales for the second quarter decreased 1% to $3.6 billion. Total Company operating expenses, adjusted for Charges, represented 26.9% of sales, an increase of 110 basis points over the second quarter of 2007. EBIT, as adjusted, was $21 million in the second quarter of 2008 or 0.6% as a percentage of sales, compared to $170 million or 4.7% in the prior-year period.
The Company reported a net loss of $2 million in the second quarter of 2008, compared to earnings of $106 million in the same period of 2007. The loss per share on a diluted basis was $0.01 for the quarter, versus earnings per share of $0.38 in the second quarter of 2007. On an adjusted basis, diluted earnings per share were $0.04 for the second quarter, versus $0.41 in the same period one year ago.
SECOND QUARTER DIVISION RESULTS
North American Retail Division
Second quarter sales in the North American Retail Division were down 6% to $1.4 billion. Comparable store sales in the 1,178 stores in the U.S. and Canada that have been open for more than one year decreased 10% for the second quarter. Persistent weakness in Florida and California continued to weigh heavily on results; however, the sales decline in these two states is consistent with what has been reported over the past few quarters. Outside of those two states, a further decline in demand has occurred as this economic slowdown has spread to most regions of the country.
The North American Retail Division had an operating loss of $4 million for the second quarter, a decline from the operating profit of $99 million in the same period of the prior year. Operating profit as a percentage of sales decreased 680 basis points to a negative 0.3% versus a positive 6.5% in the second quarter of 2007. Operating margin was negatively impacted by lower product margins, inventory costs and shrink, and de-leveraging of fixed expenses. Partially offsetting this margin decline was increased private brand penetration.

[1]	Includes non-GAAP information. Second quarter results include impacts of previously announced programs (“Charges”). Additional information is provided in our Form 10-Q filing. Reconciliations from GAAP to non-GAAP financial measures can be found in this release, as well as on the corporate web site, www.officedepot.com , under the category Investor Relations.

During the second quarter, Office Depot opened six new stores, closed one, and relocated three stores, bringing the total store count to 1,272. The Company also remodeled two stores in the quarter.
Inventory per store was $909 thousand at the end of the second quarter of 2008, down approximately 6% from the prior year. This decrease is a result of inventory management and the mitigation of inventory risk through clearance activities.
North American Business Solutions Division
Second quarter sales in the North American Business Solutions Division were $1.1 billion, down 5% compared to the same period last year. Low single digit sales growth with our large, national account customers and the public sector was more than offset by a 10% sales decrease with our small- to medium-sized customers in the second quarter of 2008. Sales were negatively impacted by continued softness among small- to medium-sized business customers in Florida and California, which account for approximately 30% of the Division’s sales.
The North American Business Solutions Division operating profit was $49 million for the second quarter of 2008 compared to $78 million for the same period of the prior year. Operating margin declined by 240 basis points to 4.6% versus 7.0% in the second quarter 2007. The decrease in operating margin reflects lower product margins, inventory shrink and de-leveraging of fixed costs. Partially offsetting this margin decline was a reduction in operating expenses.
International Division
The International Division reported a sales increase of 13% in the second quarter of 2008 to $1.1 billion, compared with the same period last year, while sales in local currency increased by 2%. While the U.K. business has improved sequentially, continued weakness in the U.K. compared to last year, together with a broadening decline in the macroeconomic environment across Europe, constrained sales growth in the second quarter.
Division operating profit was $51 million in the second quarter of 2008 compared to $42 million in the same period of the prior year. Operating profit margin was up slightly year-over-year at 4.6% as a gain, resulting in lower employee-related costs, was largely offset by investments made to support growth initiatives.
Other Matters
The Company has received recently an unsolicited non-binding proposal from its partner in its Mexican joint venture in which its joint venture partner proposes to acquire the capital stock in the joint venture owned by the Company for approximately $430 million. The Company has not yet engaged in substantive discussions with its joint venture partner regarding this non-binding proposal and there can be no assurance that any agreement on financial or other terms satisfactory to the Company will result from such proposal or that any transaction involving the Company will be approved or completed.
During the first quarter of 2008, Office Depot amended its Revolving Credit Facility. Based on current projected operating results, the Company anticipates remaining in compliance with all of the restrictive covenants. However, given the uncertain economic environment, the Company is seeking a new credit facility to replace its existing facility. Office Depot has obtained commitments for a fully underwritten facility in excess of $1 billion that will be in place by the end of the third quarter 2008. The Amended Credit Agreement will be collateralized by the Company’s accounts receivable and inventory in the U.S. and significant international subsidiaries.

Subsequent to second quarter end, the Company acquired a controlling interest in AGE Kontor & Data AB, a contract and retail office supply company operating in Sweden.
Additional information on the Company’s results for the period can be found in the second quarter Form 10-Q filed with the Securities and Exchange Commission.
Non-GAAP Reconciliation
A reconciliation of GAAP results to non-GAAP results excluding certain items is presented in this release and also may be accessed on the corporate website, www.officedepot.com , under the category Company Info.

Conference Call Information
Office Depot will hold a conference call for investors and analysts at 9 a.m. (Eastern Daylight Time) today. The conference call will be available to all investors via Web cast at http://investor.officedepot.com. Interested parties may contact Investor Relations at 561-438-7893 for further information.
About Office Depot
Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through 1,680 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $5.0 billion e-commerce operation. Office Depot has annual sales of approximately $15.4 billion, and employs about 49,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 44 countries.
Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are ‘forward-looking’ statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered ‘forward-looking’ as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

OFFICE DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	As of	As of	As of
	June 28,	December 29,	June 30,
	2008	2007	2007
Assets

Current assets:
Cash and cash equivalents	$156,607	$222,954	$122,695
Receivables, net	1,471,710	1,511,681	1,466,714
Inventories	1,647,044	1,717,662	1,586,241
Deferred income taxes	99,398	120,162	64,474
Prepaid expenses and other current assets	166,247	143,255	148,295

Total current assets	3,541,006	3,715,714	3,388,419

Property and equipment, net	1,695,581	1,588,958	1,463,361
Goodwill	1,391,656	1,282,457	1,228,681
Other intangible assets	110,964	107,987	108,696
Other assets	579,175	561,424	439,579

Total assets	$7,318,382	$7,256,540	$6,628,736

Liabilities and stockholders’ equity

Current liabilities:
Trade accounts payable	$1,398,321	$1,591,154	$1,582,487
Accrued expenses and other current liabilities	1,148,041	1,170,775	1,095,197
Income taxes payable	13,063	3,491	2,167
Short-term borrowings and current maturities of long-term debt	296,884	207,996	68,878

Total current liabilities	2,856,309	2,973,416	2,748,729

Deferred income taxes and other long-term liabilities	579,371	576,254	534,679
Long-term debt, net of current maturities	615,653	607,462	564,107
Minority interest	5,255	15,564	14,737

Commitments and contingencies

Stockholders’ equity:
Common stock — authorized 800,000,000 shares of $.01 par value; issued and outstanding shares — 280,962,284 in 2008, 428,777,625 in December 2007 and 428,553,951 in June 2007	2,810	4,288	4,286
Additional paid-in capital	1,177,644	1,784,184	1,757,070
Accumulated other comprehensive income	587,649	495,916	340,551
Retained earnings	1,551,979	3,783,805	3,647,543
Treasury stock, at cost — 5,972,334 shares in 2008, 155,819,358 shares in December 2007 and 155,784,207 shares in June 2007	(58,288)	(2,984,349)	(2,982,966)

Total stockholders’ equity	3,261,794	3,083,844	2,766,484

Total liabilities and stockholders’ equity	$7,318,382	$7,256,540	$6,628,736

OFFICE DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007
Sales	$3,605,073	$3,631,599	$7,567,090	$7,725,199
Cost of goods sold and occupancy costs	2,621,557	2,535,480	5,414,894	5,359,972

Gross profit	983,516	1,096,119	2,152,196	2,365,227

Store and warehouse operating and selling expenses	811,694	799,494	1,678,500	1,685,186
General and administrative expenses	175,224	149,788	373,774	311,318
Amortization of deferred gain on building sale	(1,873)	(1,873)	(3,746)	(3,746)

Operating profit (loss)	(1,529)	148,710	103,668	372,469

Other income (expense):
Interest income	5,604	1,241	6,509	2,101
Interest expense	(14,406)	(18,031)	(29,226)	(30,671)
Miscellaneous income, net	6,502	9,874	14,943	19,695

Earnings (loss) before income taxes	(3,829)	141,794	95,894	363,594

Income taxes	(1,827)	36,212	29,123	104,241

Net earnings (loss)	$(2,002)	$105,582	$66,771	$259,353

Earnings (loss) per common share:
Basic	$(0.01)	$0.39	$0.24	$0.95
Diluted	(0.01)	0.38	0.24	0.93

Weighted average number of common shares outstanding:
Basic	272,845	271,879	272,620	273,690
Diluted	273,362	275,952	273,101	278,041

OFFICE DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	26 Weeks Ended
	June 28,	June 30,
	2008	2007
Cash flow from operating activities:
Net earnings	$66,771	$259,353
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	130,390	139,609
Charges for losses on inventories and receivables	64,678	47,335
Changes in working capital and other	(124,098)	(153,134)

Net cash provided by operating activities	137,741	293,163

Cash flows from investing activities:
Capital expenditures	(206,840)	(225,330)
Acquisitions, net of cash acquired, and related payments	(84,659)	(47,591)
Release of restricted cash	18,100	—
Purchase of assets sold and held for sale	(39,772)	—
Proceeds from assets sold and other	36,781	83,290

Net cash used in investing activities	(276,390)	(189,631)

Cash flows from financing activities:
Proceeds from exercise of stock options and sale of stock under employee stock purchase plans	855	25,294
Tax benefits from employee share-based payments	56	11,625
Acquisition of treasury stock under approved repurchase plans	—	(199,592)
Treasury stock additions from employee related plans	(944)	(9,801)
Net proceeds on long- and short-term borrowings	69,279	16,674

Net cash provided by (used in) financing activities	69,246	(155,800)

Effect of exchange rate changes on cash and cash equivalents	3,056	1,411

Net decrease in cash and cash equivalents	(66,347)	(50,857)
Cash and cash equivalents at beginning of period	222,954	173,552

Cash and cash equivalents at end of period	$156,607	$122,695

OFFICE DEPOT, INC.
Comparative Trailing Four Quarters Data and
GAAP to Non-GAAP Reconciliations
(Unaudited)

	Trailing 4 Quarters
Total Company	June 28,	June 30,
(Dollars in millions)	2008	2007
Sales	$15,369.4	$15,425.4

EBIT[1]	$238.7	$752.9
% of sales	1.6%	4.9%
EBIT — as adjusted[1]	$279.5	$814.1
% of sales	1.8%	5.3%

Net earnings	$203.0	$515.0
Net earnings — as adjusted[1]	$232.0	$557.1

Diluted Earnings Per Share	$0.74	$1.84
Diluted Earnings Per Share — as adjusted[1]	$0.85	$1.99

EBITDA — as adjusted[1]	$536.8	$1,067.5
% of sales	3.5%	6.9

Return on Invested Capital (ROIC) — as adjusted [1]	8.1%	15.2%

Average shares	273.5	280.3

[1]	EBIT and EBITDA are non-GAAP financial measures; EBIT — as adjusted and EBITDA — as adjusted exclude the Charges. (bps = basis points)
The Company is committed to measuring and reporting results in conformity with accounting principles generally accepted in the United States of America (“GAAP”). However, management also recognizes that some financial measures other than those prepared in accordance with GAAP (“non-GAAP”) can provide meaningful and useful information about performance and allow for an informed assessment of possible future performance. Certain non-GAAP performance measures (e.g. EBIT and ROIC) are used to determine variable pay awards throughout our Company.
Non-GAAP measures in these tables exclude certain charges (“Charges”) that are important and required under GAAP but that may not clearly convey the on-going results of operating the business during the period. These measures also exclude a gain on sale of a building and a legal settlement, both recognized in the fourth quarter of 2006.

OFFICE DEPOT, INC.
GAAP to Non-GAAP Reconciliations
The non-GAAP numbers presented along with the most closely related GAAP numbers, and the reconciliations are provided in the following tables. ($ in millions)

Q2 2008	GAAP	% of Sales	Charges	Non-GAAP	% of Sales
Gross Profit	$983.5	27.3%	$—	$983.5	27.3%
Operating Expenses	$985.0	27.3%	$(15.5)	$969.5	26.9%
Operating Profit (Loss)	$(1.5)	0.0%	$15.5	$14.0	0.4%
Net Earnings (Loss)	$(2.0)	(0.1)%	$11.8	$9.8	0.3%

Diluted Earnings (Loss) Per Share	$(0.01)		$0.05	$0.04

Q2 2007	GAAP	% of Sales	Charges	Non-GAAP	% of Sales
Gross Profit	$1,096.1	30.2%	$0.1	$1,096.2	30.2%
Operating Expenses	$947.4	26.1%	$(11.8)	$935.6	25.8%
Operating Profit	$148.7	4.1%	$11.9	$160.6	4.4%
Net Earnings	$105.6	2.9%	$8.7	$114.3	3.1%

Diluted Earnings Per Share	$0.38		$0.03	$0.41

YTD 2008	GAAP	% of Sales	Charges	Non-GAAP	% of Sales
Gross Profit	$2,152.2	28.4%	$—	$2,152.2	28.4%
Operating Expenses	$2,048.5	27.0%	$(26.3)	$2,022.2	26.7%
Operating Profit	$103.7	1.4%	$26.3	$130.0	1.7%
Net Earnings	$66.8	0.9%	$21.1	$87.9	1.2%

Diluted Earnings Per Share	$0.24		$0.08	$0.32

YTD 2007	GAAP	% of Sales	Charges	Non-GAAP	% of Sales
Gross Profit	$2,365.2	30.6%	$0.2	$2,365.4	30.6%
Operating Expenses	$1,992.7	25.8%	$(23.7)	$1,969.0	25.5%
Operating Profit	$372.5	4.8%	$23.9	$396.4	5.1%
Net Earnings	$259.4	3.4%	$20.4	$279.8	3.6%

Diluted Earnings Per Share	$0.93		$0.08	$1.01

Office Depot, Inc.
DIVISION INFORMATION
(Unaudited)
North American Retail Division

	Second Quarter		First Half
(Dollars in millions)	2008	2007	2008	2007
Sales	$1,433.1	$1,525.3	$3,146.5	$3,373.9
% change	-6%	1%	-7%	2%

Division operating profit (loss)	$(4.4)	$99.2	$78.1	$251.6
% of sales	-0.3%	6.5%	2.5%	7.5%
North American Business Solutions Division

	Second Quarter		First Half
(Dollars in millions)	2008	2007	2008	2007
Sales	$1,064.1	$1,123.2	$2,168.1	$2,285.6
% change	-5%	—%	-5%	1%

Division operating profit	$49.3	$78.3	$108.9	$150.5
% of sales	4.6%	7.0%	5.0%	6.6%
International Division

	Second Quarter		First Half
(Dollars in millions)	2008	2007	2008	2007
Sales	$1,107.9	$983.0	$2,252.5	$2,065.7
% change	13%	14%	9%	18%
% change in local currency sales	2%	7%	-1%	9%

Division operating profit	$51.2	$42.1	$111.3	$124.2
% of sales	4.6%	4.3%	4.9%	6.0%
Division operating profit excludes Charges from the Division performance, as those Charges are evaluated at a corporate level.

Office Depot, Inc.
SELECTED FINANCIAL AND OPERATING DATA
(Unaudited)
Other Selected Financial Information

	26 Weeks Ended	26 Weeks Ended
(In thousands, except operational data)	June 28, 2008	June 30, 2007

Cumulative share repurchases under approved repurchase plans ($):	$—	$199,592

Cumulative share repurchases under approved repurchase plans (shares):	—	5,702

Shares outstanding, end of quarter	274,990	272,770

Amount authorized for future share repurchases, end of quarter ($):	$500,000
Selected Operating Highlights

	13 Weeks Ended		26 Weeks Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Store Statistics

United States and Canada:
Store count:
Stores opened	6	15	51	31
Stores closed	1	3	1	3
Stores relocated	3	—	4	—
Total U.S. and Canada stores	1,272	1,186	1,272	1,186

North American Retail Division square footage:	30,812,400	29,062,748
Average square footage per NAR store	24,224	24,505
Inventory per store (end of period)	$909,000	$965,000
International Division company-owned:
Store count:
Stores opened	1	2	2	13
Stores closed	—	1	1	1
Total International company-owned stores	149	137	149	137